Exhibit 99.1

UMB Financial Corporation                                                      News Release

1010 Grand Boulevard

Kansas City, MO 64106

816.860.7000

umb.com

//FOR IMMEDIATE RELEASE//

Media Contact: Stephanie Hague: 816.860.5088

Investor Relations Contact: Kay Gregory: 816.860.7106

UMB Financial Corporation Reports Fourth Quarter Net Income of $78.5 Million and Record Full-Year Earnings of $353.0 Million

Fourth Quarter 2021 Financial Highlights

•	GAAP net income of $78.5 million, or $1.61 per diluted share; net operating income (non-GAAP) of $78.9 million, or $1.62 per diluted share.
•	Pre-tax, pre-provision income on a fully tax equivalent basis (PTPP-FTE) of $113.4 million.
•	Excluding Paycheck Protection Program (PPP) balances, average loans increased 5.7% on a linked-quarter, annualized basis.
o	Average Commercial & Industrial loan balances, excluding PPP, increased 11.9% on a linked-quarter, annualized basis.
o	Period-end loan balances, excluding PPP, increased by $882.6 million from the linked quarter.
•	Noninterest income increased 10.1% on a linked-quarter basis to $118.8 million, equal to 36.1% of total revenue.
•	Quarterly average deposits grew 26.7% to $31.6 billion compared to the fourth quarter of 2020.
o	Average demand deposit balances increased 60.5% on a linked-quarter annualized basis to $13.1 billion.

KANSAS CITY, Mo. (January 25, 2022) – UMB Financial Corporation (Nasdaq: UMBF), a financial services company, announced net income for the fourth quarter of 2021 of $78.5 million, or $1.61 per diluted share, compared to $94.5 million, or $1.94 per diluted share, in the third quarter of 2021 (linked quarter) and $156.3 million, or $3.24 per diluted share, in the fourth quarter of 2020. Results for the fourth quarter and full-year 2020 include a pre-tax gain of $108.8 million on the company’s investment in Tattooed Chef, Inc. (TTCF).

Net operating income, a non-GAAP financial measure reconciled to net income, the nearest comparable GAAP measure, later in this release, was $78.9 million, or $1.62 per diluted share, for the fourth quarter of 2021, compared to $95.1 million, or $1.95 per diluted share, for the linked quarter and $157.4 million, or $3.26 per diluted share, for the fourth quarter of 2020. PTPP-FTE, a non-GAAP measure reconciled to the components of net income before taxes, the nearest comparable GAAP measure, later in this release, was $113.4 million, or $2.32 per diluted share, for the fourth quarter of 2021, compared to $115.3 million, or $2.37 per diluted share, for the linked quarter, and $202.9 million, or $4.20 per diluted share, for the fourth quarter of 2020. These PTPP-FTE results represent decreases of 1.7% on a linked-quarter basis and 44.1% compared to the fourth quarter of 2020.

“Notwithstanding higher-than typical operating expenses tied to profitable business growth, charitable contributions, and timing of other investments in the fourth quarter, our teams executed and delivered exceptional operating and financial results in 2021 through strong growth on both sides of the balance sheet, strong asset quality metrics and continued build-out of our differentiated fee generation businesses,” said Mariner Kemper, chairman, president and chief executive officer. “UMB is positioned to benefit even further from anticipated economic expansion, higher interest rates, our diversified fee income businesses and the franchise investments we are making. In 2021, fee income momentum in our various businesses was offset on a year-over-year basis by the 2020 gain on our investment in Tattooed Chef and ongoing market-related adjustments. Average loans excluding PPP loan balances increased an impressive 12.3%. Average deposits increased 24.8%, including a 43.5% increase in interest-free demand deposit balances. Finally, in January, we pursued and executed the sale of our small, acquired factoring portfolio to an alternative financing company.”

Fourth Quarter 2021 earnings discussion

Summary of quarterly financial results	UMB Financial Corporation
(unaudited, dollars in thousands, except per share data)
	Q4	Q3	Q4
	2021	2021	2020
Net income (GAAP)	$78,496	$94,467	$156,320
Earnings per share (diluted)	1.61	1.94	3.24

Pre-tax, pre-provision income (Non-GAAP)	106,869	108,803	196,107
Pre-tax, pre-provision earnings per share (diluted)	2.19	2.23	4.06

Pre-tax, pre-provision income - FTE (Non-GAAP)	113,352	115,347	202,946
Pre-tax, pre-provision earnings per share - FTE (diluted)	2.32	2.37	4.20

Net operating income (Non-GAAP)	78,921	95,112	157,405
Operating earnings per share (diluted)	1.62	1.95	3.26

GAAP
Return on average assets	0.82%	1.04%	2.03%
Return on average equity	9.91	11.89	21.18
Efficiency ratio	67.78	65.62	53.44

Non-GAAP
Operating return on average assets	0.82%	1.05%	2.05%
Operating return on average equity	9.97	11.97	21.33
Operating efficiency ratio	67.61	65.36	53.11

Summary of revenue	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q4	Q3	Q4	CQ vs.	CQ vs.
	2021	2021	2020	LQ	PY
Net interest income	$210,570	$209,765	$194,675	$805	$15,895
Noninterest income:
Trust and securities processing	58,515	56,914	50,773	1,601	7,742
Trading and investment banking	6,977	5,936	9,693	1,041	(2,716)
Service charges on deposit accounts	21,607	19,881	20,074	1,726	1,533
Insurance fees and commissions	359	285	318	74	41
Brokerage fees	3,346	2,899	3,918	447	(572)
Bankcard fees	16,642	17,198	15,788	(556)	854
Investment securities gains (losses), net	1,448	(3,510)	113,010	4,958	(111,562)
Other	9,888	8,304	14,716	1,584	(4,828)
Total noninterest income	$118,782	$107,907	$228,290	$10,875	$(109,508)
Total revenue	$329,352	$317,672	$422,965	$11,680	$(93,613)
Net interest income (FTE)	$217,053	$216,309	$201,514
Net interest margin (FTE)	2.37%	2.52%	2.78%
Total noninterest income as a % of total revenue	36.07	33.97	53.97

Net interest income

•

Net interest income totaled $210.6 million, which is an increase of $0.8 million as compared to the linked quarter. The benefit from growth in average earning assets was partially offset by $4.0 million in reduced income from PPP loans. Average earning assets increased $2.2 billion, or 6.4%, driven by an increase in liquidity and investment securities purchases, while noninterest-bearing deposits increased $1.7 billion, or 15.1% and interest-bearing liabilities increased $499.1 million, or 2.4%.

•

Net interest margin for the fourth quarter was 2.37%, a decrease of 15 basis points from the linked quarter, driven in large part by earning asset mix shift in favor of lower-yielding liquidity balances. Earning asset yields declined 16 basis points from the linked quarter, driven by an eight-basis-point decline in loan yields and mix changes. The cost of interest-bearing liabilities decreased two basis points to 0.20%. Net interest spread decreased 14 basis points to 2.29% from the linked quarter and was 39 basis points lower than the fourth quarter of 2020.

•

On a year-over-year basis, net interest income increased $15.9 million, or 8.2%, driven by a $2.6 billion, or 25.5% increase in average securities, coupled with a $651.6 million, or 4.1%, increase in average loans. These increases were driven by organic loan growth, excess liquidity, and the company’s PPP participation.

•

Average deposits increased 7.5% on a linked-quarter basis and 26.7% compared to the fourth quarter of 2020. Average noninterest-bearing demand deposit balances increased 15.1% on a linked-quarter basis and 46.7% compared to the fourth quarter of 2020.

Noninterest income

•	Fourth quarter 2021 noninterest income increased $10.9 million, or 10.1%, on a linked-quarter basis, largely due to:
o	An increase of $3.3 million in the company’s equity investments, and an increase of $1.7 million in gains on sales of available-for-sale securities, both recorded in investment securities gains.
o	An increase of $3.2 million in derivative income, recorded in other income.
o

An increase of $1.7 million in service charges on deposits primarily driven by an increase of $0.9 million in healthcare income related to customer transfer and conversion fees and increased corporate service charge income.

o

Increases of $1.6 million in trust and securities processing and $1.0 million in trading and investment banking. The increase in trust and securities processing income is primarily due to an increase of $1.0 million in fund services income driven by higher levels of assets administered and $0.6 million in corporate trust income. The increase in trading and investment banking income is driven by increased trading volume.

o

These increases were partially offset by a decrease of $1.6 million in company owned life insurance income, recorded in other income. The decrease in company-owned life insurance is offset by a proportionate decrease in deferred compensation expense as noted below.

•	Compared to the prior year, noninterest income in the fourth quarter of 2021 decreased $109.5 million, or 48.0%, primarily driven by:
o

A decrease of $111.6 million in investment securities gains, primarily due to mark-to-market valuations on the company’s equity investment in TTCF. The fourth quarter of 2020 included a pre-tax gain on TTCF of $108.8 million.

o

A decrease of $6.4 million in company-owned life insurance income, recorded in other income. The decrease in company-owned life insurance is offset by a proportionate decrease in deferred compensation expense as noted below.

o	A $2.7 million decrease in trading and investment banking due to decreased trading volumes.
o

These decreases were partially offset by an increase of $7.7 million in trust and securities processing income, an increase of $1.9 million in derivative income, recorded in other income, and an increase of $1.5 million in service charges on deposits. The increase in trust and securities processing was driven by an increase of $8.6 million in fund services income tied to higher levels of assets administered, and an increase of $1.3 million in corporate trust income, partially offset by a decrease of $2.1 million in trust services income.

Noninterest expense

Summary of noninterest expense	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q4	Q3	Q4	CQ vs.	CQ vs.
	2021	2021	2020	LQ	PY
Salaries and employee benefits	$131,360	$124,986	$129,272	$6,374	$2,088
Occupancy, net	10,907	12,207	11,858	(1,300)	(951)
Equipment	19,886	19,701	22,008	185	(2,122)
Supplies and services	4,646	3,379	4,125	1,267	521
Marketing and business development	6,528	4,863	3,717	1,665	2,811
Processing fees	19,083	16,562	14,408	2,521	4,675
Legal and consulting	10,858	7,646	10,191	3,212	667
Bankcard	4,865	4,795	4,711	70	154
Amortization of other intangible assets	1,110	1,110	1,601	—	(491)
Regulatory fees	3,393	3,186	2,393	207	1,000
Other	9,847	10,434	22,574	(587)	(12,727)
Total noninterest expense	$222,483	$208,869	$226,858	$13,614	$(4,375)

•

Noninterest expense for the fourth quarter of 2021 was $222.5 million, an increase of $13.6 million, or 6.5%, from the linked quarter and a decrease of $4.4 million, or 1.9%, from the fourth quarter of 2020.

•	The linked-quarter increase in noninterest expense was driven by:

o

An increase of $7.3 million in salaries and bonus expense, recorded in salaries and employee benefits, driven primarily by increased incentive compensation tied to business growth and higher overall company performance.

o	Increases of $3.2 million in legal and consulting expense and $1.7 million in marketing and business development due to the timing of multiple projects.
o	An increase of $2.5 million in processing fees, due to timing of software projects and an increase of $2.1 million in charitable contributions expense, recorded in other expense.
o

These increases were partially offset by decreases of $2.5 million in operational losses, recorded in other expense, and $0.9 million in deferred compensation expense, recorded in salaries and employee benefits. The decrease in deferred compensation expense was offset by the decrease in company-owned life insurance income noted above.

•	The year-over-year decrease in noninterest expense was driven by:
o	A decrease of $13.8 million in operational losses, recorded in other expense.
o

A decrease of $4.5 million in deferred compensation expense, recorded in salaries and employee benefits. The decrease in deferred compensation expense was offset by the decrease in company-owned life insurance income noted above.

o	These decreases were partially offset by the following increases:
▪	Increases of $4.7 million in processing fees and $2.8 million in marketing and business development due to the timing of multiple software projects and marketing campaigns, respectively.
▪

An increase of $4.5 million in salaries and bonus expense, recorded in salaries and employee benefits, driven primarily by increased incentive compensation tied to business growth and higher overall company performance.

▪	An increase of $2.1 million in charitable contributions expense, recorded in other expense.

Full year 2021 earnings discussion

Net income for the year ended December 31, 2021 was $353.0 million, or $7.24 per diluted share, compared to $286.5 million, or $5.93 per diluted share in 2020. Net operating income, a non-GAAP financial measure reconciled to net income, the nearest comparable GAAP measure, later in this release, was $354.4 million, or $7.27 per diluted share, compared to $295.8 million, or $6.12 per diluted share in 2020. These results represent increases of 23.2% and 19.8%, respectively.

Summary of year-to-date financial results	UMB Financial Corporation
(unaudited, dollars in thousands, except per share data)	December	December
	YTD	YTD
	2021	2020
Net income (GAAP)	$353,018	$286,502
Earnings per share (diluted)	7.24	5.93

Pre-tax, pre-provision income (Non-GAAP)	449,060	469,390
Pre-tax, pre-provision earnings per share (diluted)	9.21	9.71

Pre-tax, pre-provision income - FTE (Non-GAAP)	475,394	496,108
Pre-tax, pre-provision earnings per share - FTE (diluted)	9.75	10.26

Net operating income (Non-GAAP)	354,446	295,793
Operating earnings per share (diluted)	7.27	6.12

GAAP
Return on average assets	1.00%	1.00%
Return on average equity	11.43	10.21
Efficiency ratio	65.02	63.49

Non-GAAP
Operating return on average assets	1.00%	1.04%
Operating return on average equity	11.47	10.55
Operating efficiency ratio	64.87	62.56

•

Net interest income increased $84.3 million, or 11.5%, year-over-year due to a $6.7 billion increase in earning assets, primarily driven by increased volume in the company’s investment portfolio, strong organic loan growth and the company’s participation in the PPP. This growth was partially offset by the impact of lower short-term and long-term interest rates. In 2021, average securities increased $2.2 billion and average loan balances increased $1.5 billion. Average interest-bearing liabilities increased $3.1 billion, while the cost of interest-bearing liabilities declined 22 basis points.

•	Full-year noninterest income decreased $93.0 million, or 16.6%, due to:
o	A decrease of $115.6 million in investment securities gains. 2020 included a pre-tax gain of $108.8 million on the company’s investment in TTCF, compared to a pre-tax loss of $15.4 million in 2021.
o	A decrease of $12.2 million in brokerage fees, primarily driven by lower 12b-1 and money market income.
o	A decrease of $3.8 million in trust income, recorded in trust and securities processing.
o	These decreases were partially offset by the following increases:
▪	Increases of $27.5 million in fund services income driven by higher levels of assets administered and $5.8 million in corporate trust revenue, both recorded in trust and securities processing.
▪	An increase of $4.0 million in bankcard income, due to higher interchange revenue, offset by increased rebates and rewards expense.
•	Full-year noninterest expense increased $11.6 million, or 1.4%, primarily due to:
o	A $13.4 million increase in processing fees driven by the timing of multiple software projects.
o

An increase of $9.0 million in salary and employee benefit expense driven primarily by increased bonus and sales commission expense tied to business volumes, revenue growth, and overall company performance.

o	Increases of $3.9 million and $2.6 million in marketing and business development and legal and consulting expense, respectively, due to the timing of multiple projects.
o	An increase of $3.9 million in charitable contributions expense, recorded in other expense.
o

These increases were partially offset by a decrease of $14.1 million in operational losses, recorded in other expense, and a decrease of $7.3 million in equipment expense due to lower software amortization expense.

Income taxes

•

The company’s effective tax rate was 17.7% for the year ended December 31, 2021, compared to 15.5% for the same period in 2020. The increase in the effective tax rate for 2021 is primarily attributable to a smaller portion of income being earned from tax-exempt municipal securities and higher state and local income taxes.

Balance sheet

•	Average total assets for the fourth quarter of 2021 were $38.1 billion compared to $35.9 billion for the linked quarter and $30.6 billion for the same period in 2020.

Summary of average loans and leases - QTD Average			UMB Financial Corporation
(unaudited, dollars in thousands)
	Q4	Q3	Q4	CQ vs.	CQ vs.
	2021	2021	2020	LQ	PY
Commercial and industrial	$6,994,935	$7,097,248	$7,079,646	$(102,313)	$(84,711)
Specialty lending	484,552	486,021	506,225	(1,469)	(21,673)
Commercial real estate	6,218,138	6,285,348	5,847,439	(67,210)	370,699
Consumer real estate	2,272,498	2,178,010	1,903,892	94,488	368,606
Consumer	107,841	115,702	128,350	(7,861)	(20,509)
Credit cards	414,267	400,189	382,166	14,078	32,101
Leases and other	200,417	194,235	193,363	6,182	7,054
Total loans	$16,692,648	$16,756,753	$16,041,081	$(64,105)	$651,567

•

Average loans for the fourth quarter of 2021 decreased 0.4% on a linked-quarter basis and increased 4.1% compared to the fourth quarter of 2020 primarily due to the company’s participation in the PPP. Excluding PPP balances, average loans increased 1.4% on a linked-quarter basis.

Summary of average securities - QTD Average	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q4	Q3	Q4	CQ vs.	CQ vs.
	2021	2021	2020	LQ	PY
Securities available for sale:
U.S. Treasury	$69,398	$17,903	$30,778	$51,495	$38,620
U.S. Agencies	93,619	94,049	96,082	(430)	(2,463)
Mortgage-backed	7,395,528	6,766,619	5,053,821	628,909	2,341,707
State and political subdivisions	3,437,841	3,530,031	3,600,704	(92,190)	(162,863)
Corporates	236,743	158,326	76,870	78,417	159,873
Collateralized loan obligations	38,099	—	—	38,099	38,099
Total securities available for sale	$11,271,228	$10,566,928	$8,858,255	$704,300	$2,412,973
Securities held to maturity:
State and political subdivisions	$1,089,587	$1,073,133	$1,045,640	$16,454	$43,947
Mortgage-backed	105,622	—	—	105,622	105,622
Total securities held to maturity	$1,195,209	$1,073,133	$1,045,640	$122,076	$149,569
Trading securities	29,426	25,392	29,659	4,034	(233)
Other securities	299,829	262,453	267,445	37,376	32,384
Total securities	$12,795,692	$11,927,906	$10,200,999	$867,786	$2,594,693
•	Average securities available for sale increased 6.7% on a linked-quarter basis and 27.2% compared to the fourth quarter of 2020.
Summary of average deposits - QTD Average		UMB Financial Corporation
(unaudited, dollars in thousands)
	Q4	Q3	Q4	CQ vs.	CQ vs.
	2021	2021	2020	LQ	PY
Deposits:
Noninterest-bearing demand	$13,124,918	$11,400,143	$8,947,389	$1,724,775	$4,177,529
Interest-bearing demand and savings	17,809,817	17,376,135	15,250,236	433,682	2,559,581
Time deposits	701,836	651,727	767,755	50,109	(65,919)
Total deposits	$31,636,571	$29,428,005	$24,965,380	$2,208,566	$6,671,191
Noninterest bearing deposits as % of total	41.49%	38.74%	35.84%

•	Average deposits increased 7.5% on a linked-quarter basis and 26.7% compared to the fourth quarter of 2020.
•	Average noninterest-bearing demand deposits increased 15.1% on a linked-quarter basis to $13.1 billion.

Capital

Capital information	UMB Financial Corporation
(unaudited, dollars in thousands, except per share data)
	December 31, 2021	September 30, 2021	December 31, 2020
Total equity	$3,145,424	$3,112,840	$3,016,948
Book value per common share	64.95	64.37	62.84
Tangible book value per common share	61.05	60.44	58.64

Regulatory capital:
Common equity Tier 1 capital	$2,885,576	$2,811,117	$2,547,634
Tier 1 capital	2,885,576	2,811,117	2,547,634
Total capital	3,324,284	3,248,869	3,002,545

Regulatory capital ratios:
Common equity Tier 1 capital ratio	12.05%	12.26%	12.10%
Tier 1 risk-based capital ratio	12.05	12.26	12.10
Total risk-based capital ratio	13.88	14.17	14.26
Tier 1 leverage ratio	7.61	7.87	8.37

•	At December 31, 2021, the regulatory capital ratios presented in the foregoing table exceeded all “well-capitalized” regulatory thresholds.

Asset Quality

Credit quality	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q4	Q3	Q2	Q1	Q4
	2021	2021	2021	2021	2020
Net charge-offs - Total loans	$8,061	$3,127	$28,374	$5,310	$1,801
Net loan charge-offs as a % of total average loans	0.19%	0.07%	0.68%	0.13%	0.04%
Loans over 90 days past due	$2,633	$2,319	$1,265	$1,773	$1,952
Loans over 90 days past due as a % of total loans	0.02%	0.01%	0.01%	0.01%	0.01%
Nonaccrual and restructured loans	$92,300	$96,536	$58,219	$76,706	$87,823
Nonaccrual and restructured loans as a % of total loans	0.54%	0.59%	0.34%	0.46%	0.55%
Provision for credit losses	$8,500	$(5,000)	$24,000	$(7,500)	$5,000

•

Provision for credit losses for the fourth quarter totaled $8.5 million, an increase of $13.5 million from the linked quarter and an increase of $3.5 million from the fourth quarter of 2020. The fourth quarter provision expense is commensurate with the increases of $701.4 million and $1.1 billion in period-end loan balances as compared to the linked quarter and the fourth quarter of 2020, respectively, as well as considerations for portfolio changes and various macro-economic factors. Provision expense in the third quarter of 2021 represented a release of the Allowance for Credit Losses (ACL) based on positive macro-economic data and portfolio credit metrics.

•

Net charge-offs for the fourth quarter totaled $8.1 million, or 0.19%, of average loans, compared to $3.1 million, or 0.07%, of average loans in the linked quarter, and $1.8 million, or 0.04%, of average loans for the fourth quarter of 2020.

Dividend Declaration

At the company’s quarterly board meeting, the Board of Directors declared a $0.37 per share quarterly cash dividend, payable on April 1, 2022, to shareholders of record at the close of business on March 10, 2022.

Conference Call

The company plans to host a conference call to discuss its fourth quarter 2021 earnings results on Wednesday, January 26, 2022, at 8:30 a.m. (CT).

Interested parties may access the call by dialing (toll-free) 877-267-8760 or (international) 412-542-4148 and requesting to join the UMB Financial call. The live call may also be accessed by visiting investorrelations.umb.com or by using the following link:

UMB Financial 4Q 2021 Conference Call

A replay of the conference call may be heard through February 9, 2022 by calling (toll-free)

877-344-7529 or (international) 412-317-0088. The replay access code required for playback is 1378406. The call replay may also be accessed at investorrelations.umb.com.

Non-GAAP Financial Information

In this release, we provide information about net operating income, operating earnings per share - diluted (operating EPS), operating return on average equity (operating ROE), operating return on average assets (operating ROA), operating noninterest expense, operating efficiency ratio, pre-tax, pre-provision income, pre-tax, pre-provision earnings per share – diluted (PTPP EPS), pre-tax, pre-provision income on a fully tax equivalent basis (PTPP-FTE), pre-tax, pre-provision FTE earnings per share – diluted (PTPP-FTE EPS), tangible shareholders’ equity, and tangible book value per share, all of which are non-GAAP financial measures. This information supplements the results that are reported according to generally accepted accounting principles in the United States (GAAP) and should not be viewed in isolation from, or as a substitute for, GAAP results. The differences between the non-GAAP financial measures – net operating income, operating EPS, operating ROE, operating ROA, operating noninterest expense, operating efficiency ratio, PTPP, PTPP EPS, PTPP-FTE, PTPP-FTE EPS, tangible shareholders’ equity, and tangible book value per share – and the nearest comparable GAAP financial measures are reconciled later in this release. The company believes that these non-GAAP financial measures and the reconciliations may be useful to investors because they adjust for acquisition-, severance-, and COVID-19 related items that management does not believe reflect the company’s fundamental operating performance. COVID-19 related expense includes hazard pay for branch associates, computer hardware expense to support associates working remotely, and additional equipment, cleaning, and janitorial supplies to protect the well-being of our associates and customers while on the company’s premises.

Net operating income for the relevant period is defined as GAAP net income, adjusted to reflect the impact of excluding expenses related to acquisitions, severance expense, COVID-19 related expense, and the cumulative tax impact of these adjustments.

Operating EPS (diluted) is calculated as earnings per share as reported, adjusted to reflect, on a per share basis, the impact of excluding the non-GAAP adjustments described above for the relevant period. Operating ROE is calculated as net operating income, divided by the company’s average total shareholders’ equity for the relevant period. Operating ROA is calculated as net operating income, divided by the company’s average assets for the relevant period. Operating noninterest expense for the relevant period is defined as GAAP noninterest expense, adjusted to reflect the pre-tax impact of non-GAAP adjustments described above. Operating efficiency ratio is calculated as the company’s operating noninterest expense, net of amortization of other intangibles, divided by the company’s total non-GAAP revenue (calculated as net interest income plus noninterest income, less gains on sales of securities available for sale, net).

PTPP income for the relevant period is defined as GAAP net income, adjusted to reflect the impact of excluding income tax and provision expenses.

PTPP-FTE for the relevant period is defined as GAAP net interest income on a fully tax equivalent basis plus noninterest income, less noninterest expense.

Tangible shareholders’ equity for the relevant period is defined as GAAP shareholders’ equity, net of intangible assets. Tangible book value per share is defined as tangible shareholders’ equity divided by the Company’s total shares outstanding.

Forward-Looking Statements:

This press release contains, and our other communications may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “outlook,” “forecast,” “target,” “trend,” “plan,” “goal,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.” Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, results, or aspirations. All forward-looking statements are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Our actual future objectives, strategies, plans, prospects, performance, condition, or results may differ materially from those set forth in any forward-looking statement. Some of the factors that may cause actual results or other future events, circumstances, or aspirations to differ from those in forward-looking statements are described in our Annual Report on Form 10-K for the year ended December 31, 2020, our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, or other applicable documents that are filed or furnished with the U.S. Securities and Exchange Commission (SEC). In addition to such factors that have been disclosed previously, the COVID-19 pandemic (the pandemic) may also cause actual results or other future events, circumstances, or aspirations to differ from our forward-looking statements. The pandemic has created a global public-health crisis that has resulted in widespread volatility and deteriorations in household, business, economic, and market conditions. It is currently adversely affecting the company and its customers, counterparties, employees, and first-party service providers, and the continued adverse impacts on our business, financial position, results of operations, and prospects could be significant. We are not able to accurately predict the extent of the impact of the pandemic on our capital, liquidity, and other financial positions and on our business, results of operations, and prospects at this time, and we believe it will depend on a number of evolving factors, including: (i) the duration, extent and severity of the pandemic; (ii) the response of governmental and non-governmental authorities to the pandemic, which is rapidly changing and not always coordinated or consistent across jurisdictions; (iii) the effect of the pandemic on our customers, counterparties, employees and first-party service providers, which may vary widely, and which is generally expected to increase our credit, counterparty, operational, and other risks; and (iv) the effect of the pandemic on economies and markets, which in turn could adversely affect, among other things, the origination of new loans and the performance of our existing loans. Any forward-looking statement should be evaluated in light of these considerations. Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except to the extent required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K, or other applicable document that is filed or furnished with the SEC.

About UMB:

UMB Financial Corporation (Nasdaq: UMBF) is a financial services company headquartered in Kansas City, Missouri. UMB offers commercial banking, which includes comprehensive deposit, lending and investment services, personal banking, which includes wealth management and financial planning services, and institutional banking, which includes asset servicing, corporate trust solutions, investment banking, and healthcare services. UMB operates branches throughout Missouri, Illinois, Colorado, Kansas, Oklahoma, Nebraska, Arizona and Texas, and serves business and institutional clients nationwide. For more information, visit UMB.com, UMB Blog, UMB Facebook and UMB LinkedIn, or follow us on Twitter at @UMBBank. For information about UMB’s operations, approach and relief measures during the COVID-19 pandemic, please visit umb.com/COVID-19.

Consolidated Balance Sheets	UMB Financial Corporation
(dollars in thousands)
	December 31,
	2021	2020
	(unaudited)	(audited)
ASSETS
Loans	$17,170,871	$16,103,651
Allowance for credit losses on loans	(194,771)	(215,973)
Net loans	16,976,100	15,887,678
Loans held for sale	1,277	6,708
Securities:
Available for sale	11,976,514	9,299,688
Held to maturity, net of allowance for credit losses	1,478,476	1,012,004
Trading securities	31,875	35,020
Other securities	327,098	296,053
Total securities	13,813,963	10,642,765
Federal funds sold and resell agreements	1,216,357	1,650,335
Interest-bearing due from banks	8,841,906	3,110,042
Cash and due from banks	413,821	430,638
Premises and equipment, net	270,933	293,095
Accrued income	131,102	139,892
Goodwill	174,518	180,867
Other intangibles, net	14,416	21,056
Other assets	839,091	764,428
Total assets	$42,693,484	$33,127,504

LIABILITIES
Deposits:
Noninterest-bearing demand	$16,342,642	$9,879,970
Interest-bearing demand and savings	18,405,644	16,295,186
Time deposits under $250,000	403,660	477,748
Time deposits of $250,000 or more	447,981	398,347
Total deposits	35,599,927	27,051,251
Federal funds purchased and repurchase agreements	3,238,435	2,315,497
Long-term debt	271,544	269,595
Accrued expenses and taxes	249,492	319,676
Other liabilities	188,662	154,537
Total liabilities	39,548,060	30,110,556

SHAREHOLDERS' EQUITY
Common stock	55,057	55,057
Capital surplus	1,110,520	1,090,450
Retained earnings	2,176,998	1,891,246
Accumulated other comprehensive income, net	126,314	318,340
Treasury stock	(323,465)	(338,145)
Total shareholders' equity	3,145,424	3,016,948
Total liabilities and shareholders' equity	$42,693,484	$33,127,504

Consolidated Statements of Income	UMB Financial Corporation
(dollars in thousands except share and per share data)
	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
	(unaudited)	(unaudited)	(unaudited)	(audited)
INTEREST INCOME
Loans	$155,324	$152,486	$619,273	$585,957
Securities:
Taxable interest	37,376	26,226	127,625	105,701
Tax-exempt interest	24,140	25,427	98,305	99,820
Total securities income	61,516	51,653	225,930	205,521
Federal funds and resell agreements	2,286	2,567	10,048	11,840
Interest-bearing due from banks	2,182	384	5,417	3,744
Trading securities	275	202	854	1,427
Total interest income	221,583	207,292	861,522	808,489
INTEREST EXPENSE
Deposits	6,299	7,955	26,412	58,214
Federal funds and repurchase agreements	1,673	1,726	6,934	11,787
Other	3,041	2,936	12,655	7,259
Total interest expense	11,013	12,617	46,001	77,260
Net interest income	210,570	194,675	815,521	731,229
Provision for credit losses	8,500	5,000	20,000	130,500
Net interest income after provision for credit losses	202,070	189,675	795,521	600,729
NONINTEREST INCOME
Trust and securities processing	58,515	50,773	224,126	194,646
Trading and investment banking	6,977	9,693	30,939	32,945
Service charges on deposit accounts	21,607	20,074	86,056	83,879
Insurance fees and commissions	359	318	1,309	1,369
Brokerage fees	3,346	3,918	12,171	24,350
Bankcard fees	16,642	15,788	64,576	60,544
Investment securities gains, net	1,448	113,010	5,057	120,634
Other	9,888	14,716	42,941	41,799
Total noninterest income	118,782	228,290	467,175	560,166
NONINTEREST EXPENSE
Salaries and employee benefits	131,360	129,272	504,442	495,464
Occupancy, net	10,907	11,858	47,345	47,476
Equipment	19,886	22,008	78,398	85,719
Supplies and services	4,646	4,125	14,986	15,537
Marketing and business development	6,528	3,717	18,533	14,679
Processing fees	19,083	14,408	67,563	54,213
Legal and consulting	10,858	10,191	32,406	29,765
Bankcard	4,865	4,711	19,145	18,954
Amortization of other intangible assets	1,110	1,601	4,757	6,517
Regulatory fees	3,393	2,393	11,894	10,279
Other	9,847	22,574	34,167	43,402
Total noninterest expense	222,483	226,858	833,636	822,005
Income before income taxes	98,369	191,107	429,060	338,890
Income tax expense	19,873	34,787	76,042	52,388
NET INCOME	$78,496	$156,320	$353,018	$286,502

PER SHARE DATA
Net income – basic	$1.62	$3.26	$7.31	$5.95
Net income – diluted	1.61	3.24	7.24	5.93
Dividends	0.37	0.320	1.38	1.25
Weighted average shares outstanding – basic	48,371,296	47,927,358	48,271,462	48,137,791
Weighted average shares outstanding – diluted	48,854,383	48,264,097	48,738,292	48,343,750

Consolidated Statements of Comprehensive Income	UMB Financial Corporation
(dollars in thousands)
	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
	(unaudited)	(unaudited)	(unaudited)	(audited)
Net income	$78,496	$156,320	$353,018	$286,502
Other comprehensive (loss) income, before tax:
Unrealized gains and losses on debt securities:
Change in unrealized holding gains and losses, net	(46,275)	25,576	(244,695)	295,552
Less: Reclassification adjustment for gains included in net income	(2,739)	(1,436)	(7,817)	(6,980)
Change in unrealized gains and losses on debt securities	(49,014)	24,140	(252,512)	288,572
Unrealized gains and losses on derivative hedges:
Change in unrealized gains and losses on derivative hedges, net	(407)	1,964	3,106	20,979
Less: Reclassification adjustment for gains included in net income	(802)	(1,036)	(3,352)	(1,905)
Change in unrealized gains and losses on derivative hedges	(1,209)	928	(246)	19,074
Other comprehensive (loss) income, before tax	(50,223)	25,068	(252,758)	307,646
Income tax benefit (expense)	12,230	(5,831)	60,732	(72,486)
Other comprehensive (loss) income	(37,993)	19,237	(192,026)	235,160
Comprehensive income	$40,503	$175,557	$160,992	$521,662

Consolidated Statements of Shareholders' Equity		UMB Financial Corporation
(dollars in thousands except per share data)
(audited)	Common Stock	Capital Surplus	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Treasury Stock	Total
Balance - January 1, 2020	$55,057	$1,073,764	$1,672,438	$83,180	$(277,999)	$2,606,440
Total comprehensive income	—	—	286,502	235,160	—	521,662
Dividends ($1.25 per share)	—	—	(60,655)	—	—	(60,655)
Purchase of treasury stock	—	616	—	—	(64,382)	(63,766)
Forfeitures of equity awards, net of issuances	—	624	—	—	(16)	608
Recognition of equity-based compensation	—	14,512	—	—	—	14,512
Sale of treasury stock	—	201	—	—	414	615
Exercise of stock options	—	733	—	—	3,838	4,571
Cumulative effect adjustment	—	—	(7,039)	—	—	(7,039)
Balance - December 31, 2020	$55,057	$1,090,450	$1,891,246	$318,340	$(338,145)	$3,016,948

(unaudited)
Balance - January 1, 2021	$55,057	$1,090,450	$1,891,246	$318,340	$(338,145)	$3,016,948
Total comprehensive income (loss)	—	—	353,018	(192,026)	—	160,992
Dividends ($1.38 per share)	—	—	(67,266)	—	—	(67,266)
Purchase of treasury stock	—	—	—	—	(5,506)	(5,506)
Issuances of equity awards, net of forfeitures	—	(4,605)	—	—	5,299	694
Recognition of equity-based compensation	—	20,514	—	—	—	20,514
Sale of treasury stock	—	316	—	—	283	599
Exercise of stock options	—	3,845	—	—	14,604	18,449
Balance - December 31, 2021	$55,057	$1,110,520	$2,176,998	$126,314	$(323,465)	$3,145,424

Average Balances / Yields and Rates	UMB Financial Corporation
(tax - equivalent basis)
(unaudited, dollars in thousands)
	Three Months Ended December 31,
	2021		2020
	Average	Average	Average	Average
	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Loans, net of unearned interest	$16,692,648	3.69%	$16,041,081	3.78%
Securities:
Taxable	8,607,960	1.72	5,776,606	1.81
Tax-exempt	4,158,306	2.92	4,394,734	2.91
Total securities	12,766,266	2.11	10,171,340	2.28
Federal funds and resell agreements	1,099,090	0.83	1,186,939	0.86
Interest bearing due from banks	5,712,993	0.15	1,443,979	0.11
Trading securities	29,426	4.41	29,659	3.21
Total earning assets	36,300,423	2.49	28,872,998	2.95
Allowance for credit losses	(196,891)		(217,923)
Other assets	1,974,579		1,930,559
Total assets	$38,078,111		$30,585,634

Liabilities and Shareholders' Equity
Interest-bearing deposits	$18,511,653	0.13%	$16,017,991	0.20%
Federal funds and repurchase agreements	2,611,151	0.25	1,963,865	0.35
Borrowed funds	271,296	4.45	274,279	4.26
Total interest-bearing liabilities	21,394,100	0.20	18,256,135	0.27
Noninterest-bearing demand deposits	13,124,918		8,947,389
Other liabilities	417,015		446,572
Shareholders' equity	3,142,078		2,935,538
Total liabilities and shareholders' equity	$38,078,111		$30,585,634
Net interest spread		2.29%		2.68%
Net interest margin		2.37		2.78

Average Balances / Yields and Rates	UMB Financial Corporation
(tax - equivalent basis)
(unaudited, dollars in thousands)
	Year Ended December 31,
	2021		2020
	Average	Average	Average	Average
	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Loans, net of unearned interest	$16,629,867	3.72%	$15,126,110	3.87%
Securities:
Taxable	7,422,432	1.72	5,256,715	2.01
Tax-exempt	4,246,943	2.93	4,226,363	2.99
Total securities	11,669,375	2.16	9,483,078	2.45
Federal funds and resell agreements	1,234,533	0.81	1,099,447	1.08
Interest bearing due from banks	4,063,089	0.13	1,218,919	0.31
Trading securities	23,480	4.33	37,086	4.28
Total earning assets	33,620,344	2.64	26,964,640	3.10
Allowance for credit losses	(204,705)		(184,482)
Other assets	1,912,911		1,787,979
Total assets	$35,328,550		$28,568,137

Liabilities and Shareholders' Equity
Interest-bearing deposits	$17,678,122	0.15%	$15,336,492	0.38%
Federal funds and repurchase agreements	2,618,034	0.26	2,023,813	0.58
Borrowed funds	270,498	4.68	136,957	5.30
Total interest-bearing liabilities	20,566,654	0.22	17,497,262	0.44
Noninterest-bearing demand deposits	11,254,761		7,845,667
Other liabilities	418,021		420,247
Shareholders' equity	3,089,114		2,804,961
Total liabilities and shareholders' equity	$35,328,550		$28,568,137
Net interest spread		2.42%		2.66%
Net interest margin		2.50		2.81

Business Segment Information	UMB Financial Corporation
(unaudited, dollars in thousands)
	Three Months Ended December 31, 2021
	Commercial Banking	Institutional Banking	Personal Banking	Total
Net interest income	$144,051	$23,044	$43,475	$210,570
Provision for credit losses	7,446	90	964	8,500
Noninterest income	21,457	70,695	26,630	118,782
Noninterest expense	79,895	74,869	67,719	222,483
Income before taxes	78,167	18,780	1,422	98,369
Income tax expense	15,791	3,794	288	19,873
Net income	$62,376	$14,986	$1,134	$78,496

	Three Months Ended December 31, 2020
	Commercial Banking	Institutional Banking	Personal Banking	Total
Net interest income	$133,019	$22,322	$39,334	$194,675
Provision for credit losses	3,891	116	993	5,000
Noninterest income	131,630	63,746	32,914	228,290
Noninterest expense	85,942	71,562	69,354	226,858
Income before taxes	174,816	14,390	1,901	191,107
Income tax expense	31,821	2,620	346	34,787
Net income	$142,995	$11,770	$1,555	$156,320

	Year Ended December 31, 2021
	Commercial Banking	Institutional Banking	Personal Banking	Total
Net interest income	$556,673	$87,644	$171,204	$815,521
Provision for credit losses	15,553	630	3,817	20,000
Noninterest income	81,752	273,413	112,010	467,175
Noninterest expense	289,039	292,080	252,517	833,636
Income before taxes	333,833	68,347	26,880	429,060
Income tax expense	59,165	12,113	4,764	76,042
Net income	$274,668	$56,234	$22,116	$353,018

	Year Ended December 31, 2020
	Commercial Banking	Institutional Banking	Personal Banking	Total
Net interest income	$475,425	$106,856	$148,948	$731,229
Provision for credit losses	119,424	882	10,194	130,500
Noninterest income	189,412	254,874	115,880	560,166
Noninterest expense	272,283	286,635	263,087	822,005
Income (loss) before taxes	273,130	74,213	(8,453)	338,890
Income tax expense (benefit)	42,223	11,472	(1,307)	52,388
Net income (loss)	$230,907	$62,741	$(7,146)	$286,502

The company has strategically aligned its operations into the following three reportable segments: Commercial Banking, Institutional Banking, and Personal Banking. Senior executive officers regularly evaluate business segment financial results produced by the company’s internal reporting system in deciding how to allocate resources and assess performance for individual business segments. The company’s reportable segments include certain corporate overhead, technology and service costs that are allocated based on methodologies that are applied consistently between periods. For comparability purposes, amounts in all periods are based on methodologies in effect at December 31, 2021.

Non-GAAP Financial Measures

Net operating income Non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands except per share data)
	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net income (GAAP)	$78,496	$156,320	$353,018	$286,502
Adjustments:
Acquisition expense	18	—	18	324
Severance expense	359	109	1,122	4,757
COVID-19 related expense	169	1,286	696	6,861
Tax-impact of adjustments (i)	(121)	(310)	(408)	(2,651)
Total Non-GAAP adjustments (net of tax)	425	1,085	1,428	9,291
Net operating income (Non-GAAP)	$78,921	$157,405	$354,446	$295,793

Earnings per share - diluted (GAAP)	$1.61	$3.24	$7.24	$5.93
Acquisition expense	—	—	—	0.01
Severance expense	0.01	—	0.02	0.10
COVID-19 related expense	—	0.03	0.02	0.14
Tax-impact of adjustments (i)	—	(0.01)	(0.01)	(0.06)
Operating earnings per share - diluted (Non-GAAP)	$1.62	$3.26	$7.27	$6.12

GAAP
Return on average assets	0.82%	2.03%	1.00%	1.00%
Return on average equity	9.91	21.18	11.43	10.21

Non-GAAP
Operating return on average assets	0.82%	2.05%	1.00%	1.04%
Operating return on average equity	9.97	21.33	11.47	10.55

(i) Calculated using the company’s marginal tax rate of 22.2%.

Operating noninterest expense and operating efficiency ratio Non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands)
	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Noninterest expense	$222,483	$226,858	$833,636	$822,005
Adjustments to arrive at operating noninterest expense (pre-tax):
Acquisition expense	18	—	18	324
Severance expense	359	109	1,122	4,757
COVID-19 related expense	169	1,286	696	6,861
Total Non-GAAP adjustments (pre-tax)	546	1,395	1,836	11,942
Operating noninterest expense (Non-GAAP)	$221,937	$225,463	$831,800	$810,063

Noninterest expense	$222,483	$226,858	$833,636	$822,005
Less: Amortization of other intangibles	1,110	1,601	4,757	6,517
Noninterest expense, net of amortization of other intangibles (Non-GAAP) (numerator A)	$221,373	$225,257	$828,879	$815,488

Operating noninterest expense	$221,937	$225,463	$831,800	$810,063
Less: Amortization of other intangibles	1,110	1,601	4,757	6,517
Operating expense, net of amortization of other intangibles (Non-GAAP) (numerator B)	$220,827	$223,862	$827,043	$803,546

Net interest income	$210,570	$194,675	$815,521	$731,229
Noninterest income	118,782	228,290	467,175	560,166
Less: Gains on sales of securities available for sale, net	2,739	1,436	7,817	6,980
Total Non-GAAP Revenue (denominator A)	$326,613	$421,529	$1,274,879	$1,284,415

Efficiency ratio (numerator A/denominator A)	67.78%	53.44%	65.02%	63.49%
Operating efficiency ratio (Non-GAAP) (numerator B/denominator A)	67.61	53.11	64.87	62.56

Pre-tax, pre-provision income non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands except per share data)
	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net income before taxes (GAAP)	$98,369	$191,107	$429,060	$338,890
Adjustments:
Provision for credit losses	8,500	5,000	20,000	130,500
Pre-tax, pre-provision income (Non-GAAP)	$106,869	$196,107	$449,060	$469,390

Pre-tax earnings per share - diluted (GAAP)	$2.01	$3.96	$8.80	$7.01
Provision for credit losses	0.18	0.10	0.41	2.70
Pre-tax, pre-provision earnings per share - diluted (Non-GAAP)	$2.19	$4.06	$9.21	$9.71

Pre-tax, pre-provision income - FTE Non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands except per share data)
	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net interest income	$210,570	$194,675	$815,521	$731,229
Adjustments to arrive at net interest income - FTE:
Tax equivalent interest	6,483	6,839	26,334	26,718
Net interest income - FTE	$217,053	$201,514	$841,855	$757,947
Noninterest income	118,782	228,290	467,175	560,166
Less: Noninterest expense	222,483	226,858	833,636	822,005
Pre-tax, pre-provision income - FTE (Non-GAAP)	$113,352	$202,946	$475,394	$496,108

Net interest income earnings per share - diluted	$4.31	$4.03	$16.73	$15.12
Tax equivalent interest	0.13	0.14	0.53	0.55
Net interest income - FTE	4.44	4.17	17.26	15.67
Noninterest income	2.43	4.73	9.59	11.59
Less: Noninterest expense	4.55	4.70	17.10	17.00
Pre-tax, pre-provision income - FTE earnings per share - diluted (Non-GAAP)	$2.32	$4.20	$9.75	$10.26

Tangible book value non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands except share and per share data)
	As of December 31,
	2021	2020
Total shareholders' equity (GAAP)	$3,145,424	$3,016,948
Less: Intangible assets
Goodwill	174,518	180,867
Other intangibles, net	14,416	21,056
Total intangibles, net	188,934	201,923
Total tangible shareholders' equity (Non-GAAP)	$2,956,490	$2,815,025

Total shares outstanding	48,430,805	48,006,386

Ratio of total shareholders' equity (book value) per share	$64.95	$62.84
Ratio of total tangible shareholders' equity (tangible book value) per share (Non-GAAP)	61.05	58.64